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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF ARCH CHEMICALS, INC.(1)
                            (as of December 31, 2003)

                                                                               PERCENTAGE OF DIRECT/
                                                       JURISDICTION            INDIRECT OWNERSHIP BY
SUBSIDIARY                                            WHERE ORGANIZED        ARCH OF VOTING SECURITIES
----------                                            ---------------        -------------------------
Arch Acquisition, LLC                            Delaware                               100%
Arch Asia Holdings, Ltd.                         Republic of Mauritius                  100%
Arch Chemicals B.V.                              The Netherlands                        100%
Arch Chemicals California Holdings, Inc.         Delaware                               100%
Arch Chemicals Canada, Inc.                      Canada                                 100%
Arch Chemicals Coatings Singapore Pte Ltd        Singapore                              100%
Arch Chemicals Far East, Limited                 Delaware                               100%
Arch Chemicals GmbH                              Germany                                100%
Arch Chemicals Holdings, Inc.                    Virginia                               100%
Arch Chemicals (Hong Kong) Limited               Hong Kong                              100%
Arch Chemicals Japan, Inc.                       Japan                                  100%
Arch Chemicals Limited                           United Kingdom                         100%
Arch Chemicals NV                                Belgium                                100%
Arch Chemicals Receivables Corp.                 Delaware                               100%
Arch Chemicals S.A.                              France                                 100%
Arch Chemicals Singapore Pte Ltd                 Singapore                              100%
Arch Chemicals Specialty Products, Inc.          Delaware                               100%
Arch Chemicals S.R.L.                            Italy                                  100%
Arch Chemicals (Suzhou) Co., Ltd.                People's Republic of China             100%
Arch Chemicals UK Holdings Limited               United Kingdom                         100%
Arch Coatings Espana, S.L.                       Spain                                  100%
Arch Coatings France SA                          France                                 100%
Arch Coatings Italia S.p.A.                      Italy                                  100%
Arch Color S.p.A.                                Italy                                  100%
Arch Electronic Chemicals, Inc.                  Pennsylvania                           100%
Arch Export Trading Corporation                  Barbados                               100%
Arch International Trading (Shanghai) Co., Ltd.  People's Republic of China             100%
Arch Investments France SA                       France                                 100%
Arch Overseas Finance N.V.                       Belgium                                100%
Arch Personal Care Products, L.P.                New Jersey                             100%
Arch Products Holdings, Inc.                     Virginia                               100%
Arch Quimica Andina C.A.                         Venezuela                              100%
Arch Quimica Argentina S.R.L.                    Argentina                              100%
Arch Quimica Brasil Ltda.                        Brazil                                 100%
Arch Semiconductor Chemicals GmbH                Germany                                100%

----------
(1) There are omitted from the list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT21Arch 2003

                                                                      EXHIBIT 21

                                                                               PERCENTAGE OF DIRECT/
                                                       JURISDICTION            INDIRECT OWNERSHIP BY
SUBSIDIARY                                            WHERE ORGANIZED        ARCH OF VOTING SECURITIES
----------                                            ---------------        -------------------------

Arch Semiconductor Chemicals Limited             United Kingdom                         100%
Arch Semiconductor Chemicals S.A.S.              France                                 100%
Arch Specialty Chemicals, Inc.                   Delaware                               100%
Arch Timber Protection AB                        Sweden                                 100%
Arch Timber Protection B.V.                      The Netherlands                        100%
Arch Timber Protection NV/SA                     Belgium                                100%
Arch Treatment Technologies, Inc.                Virginia                               100%
Arch Water Products France S.A.S.                France                                 100%
Arch Water Products South Africa (Proprietary)   South Africa                           100%
Limited
Arch Wood Protection Canada Corp.                Canada                                 100%
Arch Wood Protection, Inc.                       Delaware                               100%
Doe Run Gas Marketing Company                    Kentucky                               100%
Doe Run Gas Transmission Company                 Kentucky                               100%
Hickson Finance, Inc.                            Delaware                               100%
Hickson Insurance Limited                        United Kingdom                         100%
Hickson International Limited                    United Kingdom                         100%
Hickson Investments Limited                      United Kingdom                         100%
Hickson Limited                                  United Kingdom                         100%
Hickson Nederland BV                             The Netherlands                        100%
Hickson (USA) Corp.                              Delaware                               100%
Hydromen Espana, S.L.                            Spain                                  100%
Inversiones Hickson Chile SA                     Chile                                  100%

EXHIBIT21Arch 2003